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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Spatialight, Inc. on Form S-3 (Registration No. 333-91225) of our report dated March 24, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern issue), appearing in the Annual Report on Form 10-KSB of Spatialight, Inc. for the year ended December 31, 1998.




/s/ DELOITTE & TOUCHE LLP
San Francisco, California



December 2, 1999